Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

February 25, 2021

CONTACT:

Ken Rogozinski

Chief Executive Officer

402-952-1235

America First Multifamily Investors, L.P. Announces Fourth Quarter 2020 Financial Results

Omaha, Nebraska – On February 25, 2021, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced financial results for the three months and year ended December 31, 2020.

Financial Highlights

As of and for the three months ended December 31, 2020:

•	Total revenues of $13.5 million
•	Net income, basic and diluted, of $0.00 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution of $0.06 per BUC
•	Total assets of $1.2 billion
•	Total Mortgage Revenue Bond (“MRB”) investments of $794.4 million

For the year ended December 31, 2020:

•	Total revenues of $55.5 million
•	Net income, basic and diluted, of $0.07 per BUC
•	Cash Available for Distribution of $0.26 per BUC

The Partnership reported the following notable transactions during the fourth quarter of 2020:

•	Invested capital in three unconsolidated entities totaling $6.7 million.
•	Advanced funds for two Governmental Issuer Loan (“GIL”) investments totaling $2.8 million.
•	Received gross proceeds from a TOB Trust financing related to one MRB and two property loans totaling $8.2 million.

In January 2021, the Partnership committed to fund four GIL investments totaling up to $94.6 million and three property loans totaling up to $64.0 million for the construction of four affordable multifamily properties. On the commitment date, the Partnership advanced initial funds for GIL investments totaling $24.0 million and funds for property loans totaling $3.0 million, with remaining commitments to be funded during construction of the properties.

The initial funds were financed with proceeds from TOB Trust financings totaling $14.4 million and draws on the Partnership’s non-operating line of credit totaling $11.0 million.

Investment Updates and Management Remarks

The Partnership announced the following updates regarding its investment portfolio:

•	Properties securing the Partnership’s MRB portfolio have reported average rental collections within 30 days of billing of 91% for both December 2020 and January 2021 rental payments.
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The Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers associated with multifamily MRBs and all multifamily MRBs are current on contractual principal and interest payments as of February 1, 2021.

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The Partnership has received requests for forbearance on our only student housing MRB, Live 929 Apartments in Baltimore, MD, which primarily serves students at Johns Hopkins University’s schools of medicine, nursing and public health. In November 2020, forbearance was granted to defer contractual principal payments through December 2021 to allow the property to recover from the impacts of the COVID-19 pandemic.

•

The borrower for the Partnership’s only commercial property MRB, Provision Center 2014-1, filed for bankruptcy protection in December 2020. The property is a cancer proton therapy center located in Knoxville, TN. The Partnership owns approximately 9% of the senior MRBs issued to finance the property and is assessing forbearance and restructuring options along with the other senior bondholders.

•

The Vantage investments portfolio continued to show increasing occupancy during the fourth quarter. Two Vantage investments, Vantage at Germantown and Vantage at Powdersville, exceeded 90% physical occupancy during the fourth quarter. Another project, Vantage at Bulverde, exceeded 90% physical occupancy in February 2021.

•	No Vantage project under construction has experienced material supply chain disruptions for either construction materials or labor during the fourth quarter.
•

The 50/50 MF Property primarily serves students at The University of Nebraska-Lincoln, which is currently holding on campus, in person classes. The property was 89% occupied as of December 31, 2020 and is meeting all mortgage and operating obligations with cash flows from operations.

•

The Suites on Paseo MF Property primarily serves students of San Diego State University, which suspended on campus, in person classes for the Fall 2020 and Spring 2021 semesters. The property was 68% occupied as of December 31, 2020 and is meeting all operating obligations with cash flows from operations. The property has no debt obligations.

“We are pleased by the continued strong performance of our multifamily MRB portfolio and Vantage investments despite the challenges that continue to be presented by the COVID-19 pandemic,” said Ken Rogozinski, the Partnership’s Chief Executive Officer. “We have steadily deployed capital into new construction lending investments as well as making strategic investments in additional Vantage properties in strong markets. We remain focused on obtaining the lowest possible cost of leverage in order to enhance returns for our unitholders, and as such, we will continue to evaluate our debt financing portfolio and potential financing structures.”

“While the suspension of on campus, in person classes at universities has significantly impacted the occupancy and operations of two of our investments related to student housing projects, we are closely monitoring the actions being taken by Johns Hopkins University and San Diego State University with regard to the Fall 2021 semester.  We are actively working with the individual property managers to ensure the health and safety of our student tenants and to mitigate the financial impacts of COVID-19 until students can safely return to on campus classes,” said Rogozinski.

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure.  We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results.  Net income is the GAAP measure most comparable to CAD.  There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies.  Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.  See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a Webcast & Earnings Call for Unitholders on Thursday, February 25, 2021 at 4:30 p.m. Eastern Time to discuss the Partnership’s Fourth Quarter 2020 results.  Participants can access the Earnings Call in one of two ways:

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Participants can register for access to the live broadcast in listen-only mode using the following link: https://edge.media-server.com/mmc/p/c44qfasz for registration approximately 30 minutes prior to the start of the earnings call, or

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Participants wanting to ask questions may dial toll free (855) 854-0934, (International Participants may dial (720) 634-2907), using Conference ID# 7093802. To ensure a timely connection, please place your call at least 15 minutes prior to the start of the earnings call.  At the conclusion of management’s presentation, the operator will open the lines for questions.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; defaults on the mortgage loans securing the Partnership’s mortgage revenue bonds; the competitive environment in which the Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; changes in interest rates; the Partnership’s ability to use borrowings or obtain capital to finance its assets; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond portfolio held by the Partnership; appropriations risk related to the funding of federal housing programs; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months and years ended December 31, 2020 and 2019.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Net income	$798,740	$10,446,245	$7,208,828	$30,492,151
Change in fair value of derivatives and interest rate derivative amortization	(12,620)	68,333	(116,899)	499,835
Depreciation and amortization expense	668,771	743,503	2,810,073	3,091,417
Provision for credit loss (1)	2,032,981	-	7,318,590	-
Provision for loan loss (2)	99,526	-	911,232	-
Reversal of impairment on securities (3)	-	-	(1,902,979)	-
Impairment charge on real estate assets	-	75,000	25,200	75,000
Amortization of deferred financing costs	162,354	745,457	1,450,398	1,713,534
RUA compensation expense	383,078	3,265,677	1,017,938	3,636,091
Deferred income taxes	(39,438)	(82,167)	(105,920)	(149,874)
Redeemable Series A Preferred Unit distribution and accretion	(717,763)	(717,762)	(2,871,051)	(2,871,051)
Tier 2 (Income distributable) Loss allocable to the General Partner (4)	-	(1,264,949)	80,501	(2,018,202)
Bond purchase premium (discount) amortization (accretion), net of cash received	(19,735)	(24,532)	(59,691)	(80,524)
Total CAD	$3,355,894	$13,254,805	$15,766,220	$34,388,377

Weighted average number of BUCs outstanding, basic	60,583,368	60,835,204	60,606,989	60,551,775
Net income per BUC, basic	$0.00	$0.16	$0.07	$0.42
Total CAD per BUC, basic	$0.06	$0.22	$0.26	$0.57
Distributions declared, per BUC	$0.060	$0.125	$0.305	$0.500

(1)

The provision for credit loss for the year ended December 31, 2020 consists of impairments of approximately $3.5 million for the Live 929 Apartments MRB and approximately $3.9 million for the Provision Center 2014-1 MRB. The provision for credit loss for the three months ended December 31, 2020 consists of impairments for the Provision Center 2014-1 MRB.

(2)	The provision for loan loss for the three months and year ended December 31, 2020 relates to impairment of the Live 929 Apartments property loan.

(3)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.

(4)

As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For 2020, Tier 2 loss allocable to the general partner related to the sale of the PHC Certificates. For 2019, Tier 2 income consisted of $3.0 million of contingent interest realized on redemption of the Vantage at Brooks, LLC property loan in January 2019 and a $10.5 million gain on sale related to the Partnership’s investment in Vantage at Panama City Beach in September 2019.